Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPCO HOLDINGS, INC. STOCKHOLDER LITIGATION	) ) )	CONSOLIDATED C.A. No. 9600-VCG

STIPULATION OF SETTLEMENT

By and through their respective attorneys, the parties to In re Pepco Holdings, Inc. Stockholder Litigation, Consolidated C.A. No. 9600-VCG (Del. Ch.) (the “State Action”), have entered into the following Stipulation of Settlement (“Stipulation” or “Settlement”), subject to the approval of the Delaware Court of Chancery (the “Delaware Court”).

WHEREAS, on April 30, 2014, Pepco Holdings, Inc. (“Pepco”) and Exelon Corporation (“Exelon”) announced that Pepco, Exelon, and Purple Acquisition Corp. (“Purple”) had entered into an Agreement and Plan of Merger, dated as of April 29, 2014 (the “Merger Agreement”), pursuant to which Pepco stockholders will receive $27.25 in cash, without interest, for each outstanding share of Pepco’s common stock (the “Merger”);

WHEREAS, in the weeks following the announcement of the Merger thirteen separate putative class actions concerning the Merger were filed with the Delaware Court, of which one suit was voluntarily dismissed;

WHEREAS, on June 11, 2014, the Delaware Court consolidated the twelve remaining putative class actions under the caption In re Pepco Holdings, Inc.

Stockholder Litigation, and appointed Rigrodsky & Long, P.A. as Liaison Counsel for plaintiffs in the State Action, and appointed Pomerantz LLP, Wolf Haldenstein Adler Freeman & Herz LLP, and Levi & Korsinsky LLP, as Co-Lead Counsel for plaintiffs in the State Action;

WHEREAS, on July 21, 2014, Pepco filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A concerning the Merger (the “Preliminary Proxy Statement”);

WHEREAS, on August 1, 2014, the plaintiffs filed their Verified Consolidated Amended Class Action Complaint (the “State Complaint”) alleging, among other things, that the consideration to be paid to Pepco stockholders in the Merger is inadequate, that the Preliminary Proxy contained misleading statements and omitted material information, and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the Merger, and seeking, among other things, to enjoin the consummation of the Merger;

WHEREAS, on August 12, 2014, a substantially similar putative class action was filed in the United States District Court for the District of Delaware by an alleged Pepco stockholder alleging federal securities laws violations against Defendants relating to the Merger, captioned Reichbart v. Frisby et al., No. 1:14-cv-01039-GMS (D. Del.) (the “Federal Action” and, together with the State Action, the “Actions”);

WHEREAS, on August 12, 2014, Pepco filed with the SEC a definitive proxy statement on Schedule 14A concerning the Merger (the “Definitive Proxy Statement”);

WHEREAS, on August 15, 2014, Defendants (as defined below) in the State Action filed motions to dismiss the State Complaint;

WHEREAS, on August 18, 2014, the plaintiffs in the State Action filed a motion for expedited proceedings and a motion for preliminary injunction;

WHEREAS, on August 27, 2014, all parties to the State Action filed a stipulation and proposed order governing case schedule, which the Delaware Court entered with modifications on September 3, 2014;

WHEREAS, the plaintiffs in the State Action sought and received expedited discovery including a production of documents on August 29, 2014, a contested deposition of Pepco’s lead investment banker for the transaction on September 4, 2014, and a contested deposition of Frank O. Heintz, a member of Pepco’s board of directors on September 5, 2014 (the “Requested Expedited Discovery”);

WHEREAS, the State Complaint alleged that, among other things, Pepco’s directors, aided and abetted by Pepco, Exelon, and Purple, breached their fiduciary duties to Pepco stockholders in connection with their consideration and approval of the Merger, and that the Preliminary Proxy Statement was inadequate and failed to provide Pepco stockholders with information needed to cast an informed vote on the Merger;

WHEREAS, in connection with the State Complaint, the Requested Expedited Discovery, the Preliminary Proxy Statement, and the Definitive Proxy Statement, the plaintiffs in the State Action (collectively, “Plaintiffs”) have analyzed relevant publicly available information and the Requested Expedited Discovery, and worked with a retained financial expert to evaluate Plaintiffs’ claims;

WHEREAS, on September 10, 2014, Plaintiffs filed their Brief in Support of Preliminary Injunction, based upon their analysis of the facts revealed in the public documents and Requested Expedited Discovery, and upon their consultations with financial experts;

WHEREAS, counsel for the parties to the State Action engaged in arm’s-length discussions and negotiations concerning a possible settlement of the State Action based on Plaintiffs’ demand for further disclosures to Pepco stockholders in connection with the stockholder vote on the Merger;

WHEREAS, on September 12, 2014, after arm’s-length negotiations, the parties to the State Action reached an agreement-in-principle concerning a proposed settlement of the State Action, and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-

principle settlement on terms and conditions substantially similar to those set forth below and attached, as Exhibit A to the MOU, certain additional disclosures to be made by Pepco in a Form 8-K to be filed with the SEC (the “Supplemental Disclosures”);

WHEREAS, in connection with settlement discussions and negotiations leading to the execution of the MOU, counsel for the parties to the State Action did not discuss the appropriateness or amount of any application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses, and no discussions concerning the amount of any attorneys’ fees or expenses were conducted in connection with the State Action until all of the other terms of this Stipulation had been agreed upon;

WHEREAS, on September 12, 2014, Pepco filed with the SEC a Form 8-K containing the Supplemental Disclosures;

WHEREAS, on September 15, 2014, Plaintiffs’ counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the parties had reached an agreement-in-principle to settle the State Action;

WHEREAS, on September 23, 2014, Pepco stockholders approved the Merger and adopted the Merger Agreement;

WHEREAS, on October 17, 2014, the parties to the Federal Action stipulated to the dismissal of that action, without prejudice, pending resolution of the State Action;

WHEREAS, Plaintiffs sought and received additional confirmatory discovery pursuant to the MOU, including a production of documents on November 10, 2014 and a deposition of Joseph M. Rigby, Pepco’s Chairman of the Board, President, and Chief Executive Officer on January 7, 2015 (the “Confirmatory Discovery”);

WHEREAS, Plaintiffs’ counsel believe that their claims have substantial merit, but have taken into account the uncertain outcome and the risk of litigation, especially in complex actions such as the State Action, as well as the difficulties and delays inherent in such litigation. Plaintiffs’ counsel are also mindful of the inherent problems of proof and possible defenses to the claims asserted in the State Action, and believe that the Supplemental Disclosures have provided a substantial benefit to Pepco’s stockholders, by providing a substantially improved opportunity to make a fully informed decision as to how to vote their shares and whether or not to exercise appraisal rights under Delaware law;

WHEREAS, Plaintiffs’ counsel further believe, having had the benefit of the Requested Expedited Discovery and the Confirmatory Discovery, that the terms contained in this Stipulation are fair and adequate to both Pepco and its stockholders and that it is reasonable to pursue a settlement of the State Action based upon the procedures outlined herein and the substantial benefits and protections offered herein;

WHEREAS, Plaintiffs’ entry into this Stipulation is not an admission or concession as to the lack of merit of any claims in the State Action;

WHEREAS, Joseph M. Rigby, Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider, Lester P. Silverman, Pepco, Exelon, and Purple (collectively, “Defendants”) each has denied, and continues to deny, that he, she, or it committed or aided and abetted the commission of any breach of duty or violation of law, or engaged in any of the wrongful acts alleged in the State Complaint, and expressly maintains that he, she, or it diligently and scrupulously complied with his, her, or its fiduciary and other legal duties and is entering into this Settlement solely to eliminate the burden, expense, and uncertainties inherent in further litigation;

NOW, THEREFORE, IT IS HEREBY STIPULATED AND AGREED, subject to the approval of the Court and pursuant to Chancery Court Rule 23, for the good and valuable consideration set forth herein and conferred on the Plaintiffs and the Class (as defined below), as follows:

SETTLEMENT CONSIDERATION

1. In consideration for the Settlement and dismissal with prejudice of the State Action, and the releases provided herein, Pepco included the

Supplemental Disclosures in a Form 8-K, filed with the SEC on September 12, 2014. The Supplemental Disclosures, as filed with the SEC, are attached hereto as Exhibit A. Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

2. Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of the State Action and discussions with Plaintiffs’ counsel were the sole cause of the decision to make the Supplemental Disclosures reflected in Exhibit A, which contains information sought in the State Complaint.

3. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiffs, the Class, or anyone in connection with the Settled Claims (defined below) and the subject matter thereof, including the Merger and the disclosures to Pepco stockholders in connection therewith. Defendants are entering into the Settlement solely because the Settlement would eliminate the burden, expense, and uncertainties inherent in further litigation.

4. Plaintiffs continue to believe that their claims have substantial merit, and are settling their claims only because the Supplemental Disclosures have provided a substantial benefit to Pepco’s stockholders, by providing a substantially improved opportunity to make a fully informed decision as to how to vote their shares and whether or not to exercise appraisal rights under Delaware law.

CLASS CERTIFICATION

5. The parties agree that, for settlement purposes only, it is appropriate for the State Action to be certified as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of Pepco common stock, either of record or beneficially, at any time between and including April 29, 2014, and March 23, 2016, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

RELEASE OF CLAIMS

6. Effective upon occurrence of Final Approval (as defined below), the Plaintiffs and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving this Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims of every nature and description whatsoever, that have been or could have been asserted in the Actions or in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, or common law, including the federal securities laws and any state disclosure law), by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type, in the capacity as a stockholder of the Company, against any Defendants or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers (including, but not limited to, Lazard Freres & Co. and Morgan Stanley & Co.), commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Released Persons”) that the Releasing Persons ever had, now have, or may have had related to (a) any disclosures (or lack thereof) to PEPCO’s stockholders concerning the Merger, and (b) any fiduciary duty claims concerning the decision to enter into the Merger (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include: (a) any claim to enforce the Settlement, or (b) any appraisal claims of any Class Member under Section 262 of the General Corporation Law of the State of Delaware.

7. Upon occurrence of the Final Approval (as defined below), Defendants and the Released Persons shall be deemed to have, and by operation of the judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the members of the Class, and Plaintiffs’ counsel from all claims, sanctions, actions, liabilities or damages (including unknown claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the State Action or the Settled Claims; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of this Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

SUBMISSION AND APPLICATION TO THE DELAWARE COURT

8. As soon as practicable after this Stipulation has been executed, the parties shall apply jointly to the Delaware Court for entry of an order substantially in the form attached hereto as Exhibit B (the “Scheduling Order”), (i) providing, among other things, that the State Action shall proceed, for purposes of this Settlement only, as a class action on behalf of the Class; (ii) approving the notice to the Class substantially in the form attached hereto as Exhibit C (the “Notice”); and (iii) scheduling a final settlement hearing.

NOTICE

9. Pepco or its successor shall be responsible for providing notice of the Settlement to the Class in a form and manner to be approved by the Delaware Court, and Pepco or its successor (or its insurers) shall pay the costs and expenses related to providing notice of the Settlement to the Class and any costs or expenses related to the administration of the Settlement.

ORDER AND FINAL JUDGMENT

10. If this Settlement (including any modification thereto made with the consent of the parties as provided for herein) is approved by the Delaware Court following a hearing (the “Settlement Hearing”) as fair, reasonable, and adequate and in the best interests of the Class, the parties shall jointly request that the Delaware Court enter an Order and Final Judgment substantially in the form attached hereto as Exhibit D. The Order and Final Judgment shall, among other things:

a. Certify the State Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2);

b. Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c. Certify Plaintiffs as the class representatives and certify Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky, LLP as class counsel;

d. Approve this Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e. Dismiss the State Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons from the Settled Claims; and

f. Determine any award of attorneys’ fees and expenses incurred by Plaintiffs’ counsel as provided in paragraphs 14 and 15 below.

CONDITIONS OF SETTLEMENT

11. This Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the parties pursuant to the terms hereof, absent fulfillment of each of the following:

a. Final Approval of the Settlement without the award of any further relief except for an award of fees and expenses the Court may make pursuant to paragraphs 14 and 15 of this Stipulation; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement set forth in this Stipulation; and

b. The entry of a final judgment in the State Action approving the proposed Settlement and providing for the dismissal with prejudice of the State Action and approving the grant of a release by the Class to the Released Persons of the Settled Claims.

12. In the event that this Settlement is rendered null and void for any reason, the existence of the Settlement or the provisions contained in the MOU or in this Stipulation shall not be deemed to prejudice in any way the respective positions of Plaintiffs or Defendants in the State Action, including Defendants’ right to oppose class certification in any future proceedings; shall not be deemed a presumption, a concession, or an admission by Plaintiffs or any of Defendants of any fault, liability, or wrongdoing as to any facts, claims, or defenses that have been or might have been alleged or asserted in the State Action, or any other action or proceeding; and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used or referred to by any person in the State Action, or in any other action or proceeding, whether civil, criminal, or administrative, for any purpose other than as provided expressly herein, except in any litigation or proceeding arising out of or relating to the MOU or this Settlement or relating to Plaintiffs’ application for an award of attorneys’ fees and expenses in the State Action.

FINAL APPROVAL

13. The approval of this Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of this Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

ATTORNEYS’ FEES

14. Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiffs’ counsel played a material and substantial role, Pepco’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of this Settlement, the Parties negotiated an attorneys’ fee award payable by Pepco (or its successor or insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by Pepco, its successors or its insurers.

15. Plaintiffs’ counsel in the State Action shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000.00, to be paid, or caused to be paid, by Pepco (or its successor or insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiffs’ request for an award of attorneys’ fees and expenses up to $405,000.00, in full settlement of Plaintiffs’ claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000.00, Plaintiffs’ counsel shall not be paid any amount in excess of $405,000.00. Should the Delaware Court award an amount less than $405,000.00, Plaintiffs’ counsel shall be paid no more than the amount awarded by the Delaware Court.

16. Plaintiffs’ counsel warrants that no portion of such fees and expenses shall be paid to Plaintiffs or any other member of the Class, except as approved by the Delaware Court. Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this Stipulation. The parties agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made within ten (10) business days of the later of (a) entry of an order awarding such fees and expenses; and (b) the entry of the order dismissing with prejudice the State Action. Any such payment shall be made subject to the joint and several obligations of Plaintiffs’ counsel to make refunds or repayment to Pepco (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, the fee or expenses award is reduced or reversed, or the Final Approval for any reason does not occur. Each of Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Delaware Court for the purpose of enforcing the provisions of this paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to Rigrodsky and Long, P.A., as receiving agent for Plaintiffs’ counsel, and payment in accordance with the wire instructions provided by Plaintiffs’ counsel shall fully and completely discharge the obligations of Defendants to pay any fees and expenses awarded by the Delaware Court. Additionally, if for any reason the Settlement is rendered null and void or does not obtain Final Approval for any reason, Plaintiffs reserve all rights with respect to any fee application related to any mooted disclosure claims, and Defendants reserve all rights with respect thereto.

17. Except as provided in paragraphs 9, 14, and 15 above, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiffs and/or any other person who may assert a claim to the Fee Award.

BEST EFFORTS

18. The Parties agree to cooperate fully with one another in seeking the Delaware Court’s approval of this Settlement, and to use their best efforts to effect, take, or cause to be taken all actions, and to do, or cause to be done, all things reasonably necessary, proper, or advisable under applicable laws, regulations, and agreements to consummate and make effective, as promptly as practicable, this Settlement and procure the dismissal of the Actions with prejudice and without costs to any party (except as provided for by paragraphs 9, 14, and 15 above).

19. Without further order of the Court, the Parties may agree to reasonable extensions of time not expressly set forth by the Court in order to carry out any provisions of this Settlement pending Final Approval.

STAY OF PROCEEDINGS

20. All proceedings in the State Action shall be stayed except as provided in this Settlement.

21. The parties will request the Delaware Court to order (in the Scheduling Order) that, pending final determination of whether this Settlement should be approved, Plaintiffs, and all members of the Class, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons.

22. The Parties agree to use their best efforts to prevent, stay, seek dismissal of, or oppose entry of any interim or final relief in favor of any member of the Class in any other litigation against any of the Parties that challenges the Settlement, this Stipulation, the Merger, the disclosures made in connection with the Merger, or otherwise involves a Released Claim.

SETTLEMENT NOT AN ADMISSION

23. The provisions contained in this Stipulation shall not be deemed a presumption, concession, or admission by any party of any fault, liability, or wrongdoing as to any facts or claims that have been or might be alleged or asserted in the State Action, or any other action or proceeding that has been, will be, or could be brought, and shall not be interpreted, construed, deemed, invoked, offered, or received in evidence or otherwise used by any person in the State Action, or in any other action or proceeding, whether civil, criminal or administrative, for any purpose other than to enforce the terms of the Settlement, or as provided for expressly herein (e.g., to argue that this Stipulation or the Settlement has res judicata, collateral estoppel or other issue or claim preclusion effect).

ENTIRE AGREEMENT; AMENDMENTS

24. This Stipulation constitutes the entire agreement among the parties with respect to the subject matter hereof, supersedes all prior written and oral communications, and may be modified or amended only by a writing, signed by all of the signatories hereto, that refers specifically to this Stipulation.

COUNTERPARTS

25. This Stipulation may be executed in any number of actual or telecopied counterparts and by each of the different parties on several counterparts, each of which when so executed and delivered will be an original. The executed signature page(s) from each actual or telecopied counterpart may be joined together and attached and will constitute one and the same instrument.

GOVERNING LAW; CONTINUING JURISDICTION

26. This Stipulation and the Settlement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to Delaware’s principles governing choice of law. The Parties agree that any dispute arising out of or relating in any way to the Settlement or this Stipulation shall not be litigated or otherwise pursued in any forum or venue other than the Delaware Court. Each Party hereto (i) consents to personal jurisdiction in any such action (but in no other action) brought in the Delaware Court; (ii) consents to service of process by registered mail upon such Party and/or such Party’s agent; (iii) waives any objection to venue in the Delaware Court and any claim that Delaware or the Delaware Court is an inconvenient forum; and (iv) waives any right to demand a jury trial as to any such action. The Parties submit themselves to the exclusive jurisdiction of the Delaware Court for the enforcement and interpretation of this Stipulation and its exhibits, and all other matters regarding or relating to them. Without affecting the finality of the Settlement, the Delaware Court shall retain jurisdiction for purposes, among other things, of administering the Settlement and resolving any disputes hereunder.

CONSTRUCTION

27. This Stipulation shall be construed in all respects as jointly drafted and shall not be construed, in any way, against any party on the ground that the party or its counsel drafted this Stipulation.

28. Paragraph titles have been inserted for convenience only and will not be used in determining the terms of this Stipulation.

29. The terms and provisions of this Stipulation are intended solely for the benefit of the Released Persons, the Class, and their respective successors and permitted assigns, and it is not the intention of the parties to confer rights or remedies upon any other person or entity, except any attorneys’ fees and expenses to be paid pursuant to the terms of this Stipulation.

BINDING EFFECT

30. This Stipulation, and all rights and powers granted hereby, will bind and inure to the benefit of the parties hereto and their respective legal representatives, agents, executors, heirs, administrators, transferees, successors, assigns, employees, employers, insurers and reinsurers, and upon any corporation, partnership, or other entity into or with which any party may merge or consolidate.

AUTHORITY

31. This Stipulation will be executed by counsel for the parties to the State Action, each of whom represent and warrant that they have the authority from their client(s) to enter into this Stipulation and that the Stipulation shall be binding on their client(s) in accordance with its terms.

NON-ASSIGNMENT OF CLAIMS

32. Plaintiffs and their respective counsel represent and warrant that Plaintiffs are members of the Class and have been stockholders of Pepco at all relevant times and that none of Plaintiffs’ claims or causes of action in the State Action, or any claims Plaintiffs could have alleged, have been assigned, encumbered, or in any manner transferred in whole or part.

NO WAIVER

33. Any failure by any party to insist upon the strict performance by any other party of any of the provisions of this Stipulation shall not be deemed a waiver of any of the provisions hereof, and such party, notwithstanding such failure, shall have the right thereafter to insist on the strict performance of any and all of the provisions of this Stipulation to be performed by such other party. No waiver, express or implied, by any party of any breach or default in the performance by the other party of its obligations under this Stipulation shall be deemed or construed to be a waiver of any other breach, whether prior, subsequent, or contemporaneous, under this Stipulation.

DATED: June 1, 2016

/s/ Brian D. Long
Seth D. Rigrodsky (#3147)
Brian D. Long (#4347)
OF COUNSEL: Gustavo F. Bruckner Anna Karin F. Manalaysay Pomerantz LLP 600 Third Avenue New York, New York 10016 (212) 661-1100	Gina M. Serra (#5387)
Jeremy J. Riley (#5791) Rigrodsky & Long, P.A. 2 Righter Parkway, Suite 120 Wilmington, Delaware 19803 (302) 295-5310 Liaison Counsel for Plaintiffs

Gregory M. Nespole Benjamin Y. Kaufman Lydia Keaney Reynolds Wolf Haldenstein Adler

Freeman & Herz LLP 270 Madison Avenue New York, New York 10016 (212) 545-4600

Donald J. Enright Levi & Korsinsky, LLP 1101 30th Street, NW, Suite 115 Washington, D.C. 20015 (202) 524-4290 Co-Lead Counsel for Plaintiffs

/s/ Kevin M. Gallagher
Gregory V. Varallo (#2242)
Kevin M. Gallagher (#5337)
OF COUNSEL:	Rachel E. Horn (#5906)
Brian T. Frawley Stanton R. Gallegos Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004 (212) 558-4000

Richards, Layton & Finger, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

(302) 651-7700

Attorneys for Defendants Pepco Holdings, Inc., Joseph M. Rigby, Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider and Lester P. Silverman

/s/ William M. Lafferty
William M. Lafferty (#2755)
Morris, Nichols, Arsht & Tunnell LLP
OF COUNSEL:	1201 North Market Street
James P. Gillespie Matthew E. Papez Arjun Garg Kirkland & Ellis LLP 655 Fifteenth Street, N.W. Washington, DC 20005 (202) 879-5000	Wilmington, Delaware 19801 (302) 658-9200 Attorneys for Exelon Corporation and Purple Acquisition Corp.

EXHIBIT A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2014

State or Other Jurisdiction of Incorporation	Exact Name of Registrant as specified in its Charter, Address of Principal Executive Offices, Zip Code and Telephone Number (Including Area Code)	Commission File Number	IRS Employer Identification No.
Delaware	PEPCO HOLDINGS, INC. 701 Ninth Street, N.W. Washington, D.C. 20068 Telephone: (202)872-2000	001-31403	52-2297449

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

This Form 8-K is being filed pursuant to a memorandum of understanding regarding the settlement of certain litigation relating to the Amended and Restated Agreement and Plan of Merger, dated as of July 18, 2014 (the “Merger Agreement”), among Pepco Holdings, Inc., a Delaware corporation (“Pepco Holdings” or “PHI”), Exelon Corporation, a Pennsylvania corporation (“Exelon”), and Purple Acquisition Corp., a Delaware corporation and an indirect, wholly-owned subsidiary of Exelon (“Merger Sub”), providing for the merger of Merger Sub with and into Pepco Holdings (the “Merger”), with Pepco Holdings surviving the Merger as an indirect, wholly-owned subsidiary of Exelon.

As previously disclosed on page 57 of the definitive proxy statement on Schedule 14A filed with the Securities and Exchange Commission (the “SEC”) by Pepco Holdings on August 12, 2014 (the “Definitive Proxy Statement”), 13 lawsuits were filed in connection with the Merger in the Delaware Court of Chancery against Pepco Holdings, members of its board of directors, Exelon and Merger Sub. On June 11, 2014, one of the lawsuits was dismissed voluntarily and the Court of Chancery separately entered an order consolidating the remaining 12 actions. The lead plaintiffs subsequently filed a consolidated amended complaint on August 1, 2014, a putative class action alleging, among other things, that members of the PHI board of directors (the “PHI Board”) breached their fiduciary duties and that Pepco Holdings, Exelon and Merger Sub aided and abetted those alleged breaches of fiduciary duty. On August 12, 2014, one of the former Delaware state court plaintiffs filed a substantially similar action in federal court in and for the District of Delaware, captioned Reichbart v. Frisby et al., No. 1:14-cv-01039-GMS, alleging that the disclosure in the Definitive Proxy Statement was inaccurate or incomplete in violation of the federal securities laws.

On September 12, 2014, Pepco Holdings entered into a memorandum of understanding with the plaintiffs providing for the settlement of the consolidated Court of Chancery action.

Pepco Holdings believes that no further supplemental disclosure is required under applicable securities laws; however, to avoid the risk of the consolidated Delaware action delaying or adversely affecting the Merger and to minimize the expense of defending such action, it has agreed, pursuant to the terms of the proposed settlement, to make certain supplemental disclosures related to the proposed Merger, all of which are set forth below. Subject to completion of certain confirmatory discovery by counsel to the plaintiffs, the memorandum of understanding contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement contemplated by the parties will be subject to customary conditions, including court approval following notice to Pepco Holdings’ stockholders. In the event that the parties enter into a stipulation of settlement, a hearing will be scheduled at which the Delaware Court of Chancery will consider the fairness, reasonableness, and adequacy of the settlement. If the settlement is finally approved by the court, it will resolve and release all claims that were or could have been brought in any of the actions challenging any aspect of the proposed Merger, the Merger Agreement, and any disclosure made in connection therewith (but excluding claims for appraisal made by stockholders of Pepco Holdings in accordance with Section 262 of the General Corporation Law of the State of Delaware), pursuant to terms that will be disclosed to stockholders of Pepco Holdings prior to final approval of the settlement. In addition, in connection with the settlement, the parties contemplate that plaintiffs’ counsel will file a petition in the Delaware Court of Chancery for an award of attorneys’ fees and expenses to be paid by Pepco Holdings or its successor, which the defendants may oppose. Pepco Holdings or its successor shall pay or cause to be paid any attorneys’ fees and expenses awarded by the Delaware Court of Chancery. There can be no assurance that the parties will ultimately enter into a stipulation of settlement or that the Delaware Court of Chancery will approve the settlement even if the parties were to enter into such stipulation. In such event, the proposed settlement as contemplated by the memorandum of understanding may be terminated.

SUPPLEMENT TO DEFINITIVE PROXY STATEMENT

In connection with the settlement of the stockholder suit as described in this Form 8-K, Pepco Holdings has agreed to make the following supplemental disclosures to the Definitive Proxy Statement. This supplemental information should be read in conjunction with the Definitive Proxy Statement, which should be read in its entirety. Defined terms used but not defined herein have the meanings set forth in the Definitive Proxy Statement.

The Merger – Background of the Merger

The following disclosure supplements the discussion at page 25 of the Definitive Proxy Statement concerning the Background of the Merger.

Mr. Rigby was previously acquainted with Mr. Crane and with the Chief Executive Officer of Bidder A from industry events.

Bidder A was a strategic buyer.

The following disclosure supplements the discussion at page 26 of the Definitive Proxy Statement concerning the Background of the Merger.

The list of potential counterparties provided by Lazard contained 26 potential strategic counterparties and also mentioned the possibility of financial acquirors. Lazard’s list identified, based on Lazard’s professional judgment and experience, those potential counterparties that Lazard believed to have the greatest likelihood of possessing the strategic motivation and fit, stakeholder and regulatory skills, and, to the extent relevant, financial resources to pursue, enter into and successfully close a strategic transaction with PHI.

The following disclosure supplements the discussion at page 27 of the Definitive Proxy Statement concerning the Background of the Merger.

On March 18, 2014, PHI executed an engagement letter with Lazard. This engagement letter provided for, among other things, Lazard to act as an investment banker to PHI (i) to provide strategic advice in connection with a variety of financial matters; (ii) in connection with a possible sale, directly or indirectly, of PHI; and/or (iii) subject to Lazard’s agreement to so act, in connection with a possible direct or indirect acquisition or purchase by PHI of any other corporation or business entity, in each case, subject to the limitations contained therein.

The following disclosure supplements the discussion at page 28 of the Definitive Proxy Statement concerning the Background of the Merger.

Morgan Stanley was engaged as a financial advisor to PHI’s Board in addition to Lazard to provide an additional source of financial advice to the PHI Board regarding the potential options available to PHI.

The following disclosure supplements the discussion at page 31 of the Definitive Proxy Statement concerning the Background of the Merger.

Mr. Crane was invited to join the PHI Board meeting held on April 29, 2014. Bidder D was not invited to attend this meeting based on the higher price being offered by Exelon.

The following disclosure supplements the discussion at page 32 of the Definitive Proxy Statement concerning the Background of the Merger.

The letters waiving the “don’t ask, don’t waive” aspect of the standstill provision were sent to Bidders B, C and E by email (with telephone confirmation) on April 29, 2014. The PHI Board did not waive the “don’t ask, don’t waive” standstill provision of the non-disclosure agreement with Bidder D because Bidder D participated in Phase II and thus had a full opportunity to put forth its best price and terms. Bidder D was told that such provision would not be waived so as to enable PHI to obtain each party’s best price and terms as part of Phase II. The PHI Board waived the “don’t ask, don’t waive” standstill provisions of the non-disclosure agreements with Bidders B, C and E, who were not invited to participate in Phase II, in order to give them an opportunity to make a superior proposal if they so chose.

The Merger – Opinion of Lazard

The following disclosure supplements the Opinion of Lazard at page 36 of the Definitive Proxy Statement concerning Lazard’s financial analyses.

Where applicable, Lazard’s financial analyses were based on PHI’s 2013 actual net debt of $5,120 million, excluding securitized debt of $214 million, and fully diluted shares outstanding of 250.5 million.

The following disclosure supplements the Opinion of Lazard at page 37 of the Definitive Proxy Statement concerning Lazard’s comparable company analysis.

Company Name	Price / I/B/E/S EPS 2014E		Price / I/B/E/S EPS 2015E	Enterprise Value / EBITDA 2014E		Enterprise Value / EBITDA 2015E
Consolidated Edison, Inc.	15.2x		14.7x	8.4x		7.9x
Northeast Utilities	17.2x		16.1x	10.2x		9.5x
NorthWestern Corporation	17.7x	(1)	14.9x	9.9x	(1)	7.7x
UIL Holdings Corporation	16.2x		15.1x	9.3x		8.6x
WGL Holdings, Inc.	17.0x		16.0x	9.0x		7.8x

(1)	The 2014 multiples of NorthWestern Corporation were excluded because Lazard believed, in its professional judgment, that such multiples were impacted by a significant pending acquisition not reflected in NorthWestern Corporation’s estimated 2014 financial forecasts based on Wall Street research.

The following disclosure supplements and restates the first bullet point under the heading “—Discounted Cash Flow Analysis” on page 38 of the Definitive Proxy Statement.

The estimated future cash flows that PHI is expected to generate for each of calendar years 2014 through 2018.

The following disclosure supplements the Opinion of Lazard at page 38 of the Definitive Proxy Statement concerning Lazard’s discounted cash flow analysis.

In calculating the estimated range of weighted average cost of capital for PHI, Lazard used a weighted-average of the estimated cost of equity capital and the after-tax cost of debt ranges, assuming a range of equity and debt levels in the capital structure. To calculate the estimated cost of equity, Lazard utilized the Capital Asset Pricing Model, which uses a “beta” metric based on the average beta of the PHI comparable companies (0.39 unlevered), a risk-free rate of return (3.47%) and a market risk premium (6.96%).

The following disclosure supplements the Opinion of Lazard at page 38-39 of the Definitive Proxy Statement concerning Lazard’s precedent transactions multiples analysis.

Transaction Multiples
Announcement Date	Acquiror	Target	P/E FY+1(1)	EV/EBITDA FY+1(1)
12/11/2013	Fortis Inc.	UNS Energy Corporation	18.3x	8.6x

5/29/2013	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	NV Energy, Inc.	17.7x	8.9x

2/21/2012	Fortis Inc.	CH Energy Group, Inc.	19.6x	9.5x

7/12/2011	Gaz Métro Limited Partnership	Central Vermont Public Service Corporation	19.6x	N/A

4/28/2011	Exelon Corporation	Constellation Energy Group, Inc.	11.9x	5.9x

Transaction Multiples
Announcement Date	Acquiror	Target	P/E FY+1(1)	EV/EBITDA FY+1(1)
4/20/2011	The AES Corporation	DPL Inc.	12.4x	7.6x

1/10/2011	Duke Energy Corporation	Progress Energy, Inc.	15.2x	9.3x

2/11/2010	FirstEnergy Corp.	Allegheny Energy, Inc.	12.1x	7.3x

10/26/2007	Macquarie Infrastructure Partners	Puget Energy, Inc.	17.6x	9.8x

6/25/2007	Iberdrola, S.A.	Energy East Corporation	18.8x	8.8x

2/7/2007	Great Plains Energy Incorporated / Black Hills Corp.	Aquila, Inc.	22.7x	8.6x

5/24/2005	Berkshire Hathaway Energy Company (f/k/a MidAmerican Energy Holdings Company)	PacifiCorp	N/A	N/A

5/9/2005	Duke Energy Corporation	Cinergy Corp.	15.0x	8.9x

(1)	Based on Wall Street research. “FY+1” means for the following fiscal year.

The Merger – Opinion of Morgan Stanley

The following disclosure supplements the Opinion of Morgan Stanley at page 42-46 of the Definitive Proxy Statement concerning inputs for Morgan Stanley’s financial analyses and calculation of implied multiples of earnings.

The below table provides a summary of selected inputs for Morgan Stanley’s financial analyses.

Summary Statistics

$MM, Unless Otherwise Noted

	April 25, 2014 Share Price	Offer Price
Share Price ($ / Share)	21.85	27.25
Fully Diluted Shares Outstanding (MM)(1)	253	253
Implied Equity Value	5,529	6,896
Debt(1)	5,447	5,447
Cash(1)	122	122
Implied Enterprise Value	10,854	12,221

(1)	Based on information provided by Pepco management.

Implied multiples of earnings based on the offer price were calculated using 2014 – 2016 earnings estimates provided by Pepco management and IBES.

Price / Earnings Multiples Paid

	Mgmt Estimates(1)	IBES Estimates(2)
2014E	22.7x	22.5x
2015E	20.9x	21.0x
2016E	19.1x	20.0x

(1)	Based on earnings estimates provided by Pepco management.
(2)	As of April 25, 2014.

The following disclosure supplements the Opinion of Morgan Stanley at page 43-44 of the Definitive Proxy Statement concerning Morgan Stanley’s comparable company analysis.

Morgan Stanley selected comparable companies for its comparable companies analysis based on its professional judgment. The below table summarizes the companies and metrics employed in the analysis:

Comparable Companies Analysis

As of April 25, 2014

	Price/Earnings(1)
Company Name	2015 x	2016 x	Price / Book x
Consolidated Edison, Inc.	15.0	14.4	1.4
Northeast Utilities	16.3	15.5	1.6
UIL Holdings Corporation	15.1	14.2	1.6
WGL Holdings Inc.	15.8	N/A	1.6

(1)	Based on IBES forward earnings estimates.

Morgan Stanley did not review per share value ranges indicated by each comparable company multiple. Instead, Morgan Stanley applied ranges of multiples based on the comparable company analysis. The multiple ranges based on Morgan Stanley’s professional judgment were as follows:

a.	15.0-16.5x 2015 EPS

b.	14.0-15.5x 2016 EPS

c.	1.4-1.6x Book Value

The implied per share price ranges were:

a.	$19.50 – 21.45 based on IBES and $19.54 – 21.49 based on Management Case

b.	$19.04 – 21.08 based on IBES and $19.92 – 22.06 based on Management Case

c.	$23.99 – 27.42 based on the company’s book value

The following disclosure supplements the Opinion of Morgan Stanley at page 44-45 of the Definitive Proxy Statement concerning inputs for Morgan Stanley’s discounted cash flow analysis.

The terminal value multiple range was derived from the stock price to 2013 EPS multiples of the companies in the comparable public companies analysis described in the Definitive Proxy Statement (refer to the summary below).

Comparable Companies Analysis

As of April 25, 2014

Price/Earnings(1)
Company Name	2013 x
Consolidated Edison, Inc.	15.2
Northeast Utilities	18.6
UIL Holdings Corporation	17.0
WGL Holdings Inc.	17.2

(1)	Based on 2013 reported earnings

“Other cash flow adjustments” reflect non-cash operating cash flow adjustments, including changes in Regulatory Assets and Liabilities, changes in Other Deferred Credits and changes in Other as provided by Pepco management.

Morgan Stanley used a weighted average cost of capital (“WACC”) range of 4.5% - 5.5% to discount the free cash flows and range of terminal values to present value. The discount rate range selected was based on a number of key inputs including prevailing interest rates (10-year US Treasury rate of 2.7% as of April 25, 2014), the Company’s predicted beta of 0.74 as provided by Barra, and Morgan Stanley’s professional judgment.

The following disclosure supplements the Opinion of Morgan Stanley at page 45 of the Definitive Proxy Statement concerning inputs for Morgan Stanley’s analysis of precedent transactions.

Morgan Stanley selected transactions for its precedent transactions analysis based on its professional judgment. The below table summarizes the transactions and metrics used, including the transaction premia and multiples:

Utility Sector Precedent Transactions(1)				Premium (%)	P/E Multiple (x)
Ann. Date	Closing Date	Target	Acquiror	1 Month Prior	FY1
12/11/13	Pending	UNS Energy	Fortis	22.2	18.3
5/29/13	12/19/13	NV Energy	MidAmerican Energy	10.9	17.6
2/21/12	6/27/13	CH Energy Group	Fortis	15.5	20.3
10/26/07	2/6/09	Puget Energy	Macquarie (Consortium)	22.9	17.6
6/25/07	9/17/08	Energy East	Iberdrola	19.9	18.4

(1)	Based on Capital IQ price data and IBES estimates of earnings.

All transactions used in Morgan Stanley’s precedent transactions analysis are included above.

The following disclosure supplements the Opinion of Morgan Stanley at page 46 of the Definitive Proxy Statement concerning fees received by Morgan Stanley.

The services provided by Morgan Stanley to Exelon and Pepco corresponding with the stated two-year fee figures relate to equity follow-on offering, equity forward sale, bank debt, swap and bond transactions.

The Merger – Forecasted Financial Information

The following disclosure supplements the discussion at page 46-48 of the Definitive Proxy Statement concerning Forecasted Financial Information and the base case.

PHI Management Plan (Base Case)

($ in millions, except per share data)

	2014	2015	2016	2017	2018
EBITDA	$1,259	$1,377	$1,506	$1,642	$1,693
Depreciation & Amortization	502	544	583	649	647

EBIT	$757	$833	$923	$993	$1,046

Interest Expense	$272	$293	$328	$348	$365
DPS	$1.08	$1.08	$1.08	$1.08	$1.08
Cumulative Distribution Rate Relief	$60	$165	$272	$360	$438
Earned ROE (Unadjusted)	7.0%	7.5%	8.0%	8.2%	8.1%
Capital Expenditures	$1,302	$1,189	$1,246	$1,195	$1,215
Net External Financing Requirements:
Common Equity Issuance	$—	$—	$—	$300	$—
Dividend Reinvestment Plan	43	43	43	44	45
Debt Issuances	1,059	892	850	300	701
Debt Redemption	(448)	(409)	(352)	(201)	(285)

Net External Financing Requirements:	$654	$526	$541	$443	$461

The following disclosure supplements the discussion at page 47 of the Definitive Proxy Statement concerning Forecasted Financial Information and the New Jersey consolidated tax adjustment.

The New Jersey consolidated tax adjustment (“CTA”) applies to New Jersey based regulated utility companies that are part of a consolidated tax group, that utilize taxable income generated by the utility to offset tax losses generated by other companies within the consolidated group. The New Jersey Board of Public Utilities (“NJ BPU”) in the past, determined that a portion of these tax losses should be shared with New Jersey customers. Under current practice, the tax losses are shared with customers through a reduction of rate base, which reduces overall customer rates.

In January 2013, the NJ BPU opened a generic proceeding to consider whether the CTA is appropriate and should continue and, if appropriate, how the CTA should be calculated and applied. On June 18, 2014, a NJ BPU staff proposal was released that, if approved by the NJ BPU, will significantly modify the calculation of the CTA. Comments to the staff proposal were filed on August 18, 2014 and we await a final decision from the NJ BPU on this matter.

Throughout the process, ACE has opposed the application of the CTA.

The following disclosure supplements the discussion at page 47-48 of the Definitive Proxy Statement concerning Forecasted Financial Information and PHI’s assumptions.

The financial projections do not assume a merger closing date.

The following disclosure supplements the discussion at page 47-48 of the Definitive Proxy Statement concerning Forecasted Financial Information and the Regulatory Upside Case.

For the Regulatory Upside Case, an assumption is made that the NJ BPU eliminates the CTA as an outcome of the generic proceeding it opened during January 2013.

The Merger – Interests of Our Directors and Executive Officers in the Merger

The following disclosure supplements the discussion at page 49 of the Definitive Proxy Statement concerning the description of Joseph M. Rigby’s extension agreement.

During the period covered by the employment agreement extension, Mr. Rigby will be employed by Pepco Holdings on the same terms as he currently is employed under his existing employment agreement, including the continuation of his current annual salary, and he will continue to be entitled to participate in the retirement plans, supplemental retirement benefit plans, savings plans, deferred compensation plans, health, welfare and insurance plans, and other plans and programs provided by Pepco Holdings from time to time to its senior executives, with the exception that Mr. Rigby has waived the right to cash severance payments under his existing employment agreement in the event his employment terminates on or prior to December 31, 2014, and he is not entitled to any cash severance payments under any other plan or agreement. For additional information regarding Mr. Rigby’s employment agreement extension, please refer to PHI’s Current Report on Form 8-K filed with the SEC on May 2, 2014 (which is incorporated by reference herein).

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain of the matters discussed in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934, both as amended by the Private Securities Litigation Reform Act of 1995. Words such as “may,” “might,” “will,” “should,” “could,” “anticipate,” “estimate,” “expect,” “predict,” “project,” “future”, “potential,” “intend,” “seek to,” “plan,” “assume,” “believe,” “target,” “forecast,” “goal,” “objective,” “continue” or the negative of such terms or other variations thereof and words and terms of similar substance used in connection with any discussion of future plans, actions, or events identify forward-looking statements. These forward-looking statements include, but are not limited to, statements regarding benefits of the proposed Merger, integration plans and expected synergies, the expected timing of completion of the Merger, anticipated future financial and operating performance and results, including estimates for growth. These statements are based on the current expectations of management of Pepco

Holdings and its utility subsidiaries. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this Current Report on Form 8-K. For example, (1) Pepco Holdings may be unable to obtain shareholder approval required for the Merger; (2) Pepco Holdings or Exelon may be unable to obtain regulatory approvals required for the Merger, or required regulatory approvals may delay the Merger or cause the companies to abandon the Merger; (3) conditions to the closing of the Merger may not be satisfied; (4) an unsolicited offer of another company to acquire assets or capital stock of Pepco Holdings could interfere with the Merger; (5) problems may arise in successfully integrating the businesses of the companies, which may result in the combined company not operating as effectively and efficiently as expected; (6) the combined company may be unable to achieve cost-cutting synergies or it may take longer than expected to achieve those synergies; (7) the Merger may involve unexpected costs, unexpected liabilities or unexpected delays, or the effects of purchase accounting may be different from the companies’ expectations; (8) the credit ratings of the combined company or its subsidiaries may be different from what the companies expect; (9) the businesses of Pepco Holdings and its utility subsidiaries may suffer as a result of uncertainty surrounding the Merger; (10) Pepco Holdings and its utility subsidiaries may not realize the values expected to be obtained for properties expected or required to be sold; (11) the industry may be subject to future regulatory or legislative actions that could adversely affect Pepco Holdings and its utility subsidiaries; and (12) Pepco Holdings and its utility subsidiaries may be adversely affected by other economic, business, and/or competitive factors. Other unknown or unpredictable factors could also have material adverse effects on future results, performance or achievements of the combined company. Therefore, forward-looking statements are not guarantees or assurances of future performance, and actual results could differ materially from those indicated by the forward-looking statements. Discussions of some of these other important factors and assumptions are contained in Pepco Holdings’ filings with the Securities and Exchange Commission (SEC), and available at the SEC’s website at www.sec.gov, including: (1) the definitive proxy statement that Pepco Holdings filed with the SEC on August 12, 2014 and mailed to its stockholders in connection with the proposed Merger; (2) Pepco Holdings’ 2013 Annual Report on Form 10-K in (a) ITEM 1A. Risk Factors, (b) ITEM 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) ITEM 8. Financial Statements and Supplementary Data: Note 15; and (3) Pepco Holdings’ Second Quarter 2014 Quarterly Report on Form 10-Q in (a) PART I, ITEM 1. Financial Statements, (b) PART I, ITEM 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations and (c) PART II, ITEM 1A. Risk Factors. In light of these risks, uncertainties, assumptions and factors, the forward-looking events discussed in this communication may not occur. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Pepco Holdings does not undertake any obligation to publicly release any revision to its forward-looking statements to reflect events or circumstances after the date of this communication. New factors emerge from time to time, and it is not possible for Pepco Holdings to predict all such factors. Furthermore, it may not be possible to assess the impact of any such factor on Pepco Holdings’ businesses or the extent to which any factor, or combination of factors, may cause results to differ materially from those contained in any forward-looking statement. Any specific factors that may be provided should not be construed as exhaustive.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEPCO HOLDINGS, INC.
(Registrant)

Date:	September 12, 2014	/s/ JOSEPH M. RIGBY
		Name:	Joseph M. Rigby
		Title:	Chairman of the Board, President and Chief Executive Officer

EXHIBIT B

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPCO HOLDINGS, INC. STOCKHOLDER LITIGATION	) ) )	CONSOLIDATED C.A. No. 9600-VCG

[PROPOSED] SCHEDULING ORDER

Plaintiffs Frederic Firehammer, Jeanette M. Kalil on behalf of the Jeanette M. Kalil Revocable Trust, Barton Bloom, Judy Mesirov, and Robert Marx (collectively, “Plaintiffs”) and defendants Joseph M. Rigby, Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider, Lester P. Silverman, Pepco Holdings, Inc. (“Pepco”), Exelon Corporation, and Purple Acquisition Corp. (collectively, “Defendants”) have applied pursuant to Chancery Court Rule 23(e) for an order approving the proposed settlement of the above-captioned class action (the “Action”) and determining certain matters in connection with the proposed settlement of the Action (the “Settlement”) and for dismissal of the Action, in accordance with the terms and conditions of the Stipulation of Settlement entered into by the parties and dated May     , 2016 (the “Stipulation”),

NOW, THEREFORE, IT IS HEREBY ORDERED this      day of         , 2016, that:

1. Except for terms defined herein, the Court adopts and incorporates the definitions in the Stipulation for purposes of this Order.

2. For the purpose of settlement only, and pending the Settlement Hearing (defined below), the Action is provisionally certified as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of Pepco common stock, either of record or beneficially, at any time between and including April 29, 2014, and March 23, 2016, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person. For purposes of Settlement only, Plaintiffs shall be certified as representative of the Class and the law firms of Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP shall be certified as class counsel.

3. A hearing (the “Settlement Hearing”) shall be held on September 8, 2016, at 2:00 p.m., in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, to:

a. determine whether the provisional class action certification herein should be made final;

b. determine whether the Settlement should be approved by the Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiffs’ counsels’ application for an award of attorneys’ fees and expenses; and

e. rule on such other matters as the Court may deem appropriate.

4. The Court reserves the right to adjourn the Settlement Hearing or any adjournment thereof, including the consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof, and retains jurisdiction over this Action to consider all further applications arising out of or connected with the proposed Settlement.

5. The Court reserves the right to approve the Settlement at or after the Settlement Hearing with such modification(s) to the Stipulation as may be consented to by the parties thereto and without further notice to the Class.

6. Within fifteen (15) business days after the date of this Order, and no less than sixty (60) days prior to the Settlement Hearing, Pepco shall cause a notice of the Settlement Hearing, in substantially the form annexed as Exhibit C to the Stipulation (the “Notice”), to be mailed by United States mail, postage pre-paid, to all members of the Class at their last-known address appearing in the stock transfer records maintained by or on behalf of Pepco. All record holders in the Class who were not also the beneficial owners of the shares of Pepco common stock held by them of record shall be requested to forward the Notice to the Class to such beneficial owners of those shares. Pepco shall use reasonable efforts to give notice to such beneficial owners by (a) making additional copies of the Notice available to any record holder who, prior to the Settlement Hearing, requests the same for distribution to beneficial owners, or (b) mailing additional copies of the Notice to beneficial owners whose names and addresses Pepco receives from record owners. Within fifteen (15) business days after the date of this Order, Pepco shall also file a Form 8-K with the SEC that includes the Stipulation and the Notice.

7. The form and method of notice herein is the best notice practicable, constitutes due and sufficient notice of the Settlement Hearing to all persons entitled to receive such a notice, and meets the requirements of Chancery Court Rule 23 and due process. Counsel for Pepco shall, at least ten (10) business days before the Settlement Hearing, file with the Court of Chancery an appropriate affidavit with respect to the preparation and mailing of the Notice to the Class.

8. All proceedings in the Action, other than such proceedings as may be necessary to carry out the terms and conditions of the Settlement, are hereby stayed and suspended until further order of this Court. Pending final determination of whether the Settlement should be approved, Plaintiffs, and all members of the Class, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims, either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons.

9. Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiffs’ counsels’ application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Court to consider. Such filings shall be served electronically by File & ServeXpress, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Equire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, Delaware 19803

Gregory V. Varallo, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

William M. Lafferty, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, Delaware 19801

10. Unless the Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and their counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed in paragraph 9. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding. If the Court approves the Settlement provided for in the Stipulation following the Settlement Hearing, judgment shall be entered substantially in the form attached as Exhibit D to the Stipulation.

11. Plaintiffs shall serve and file their opening brief and supporting papers in support of the Settlement and the application for attorneys’ fees and expenses no later than fifteen (15) business days before the Settlement Hearing. If any objections to the Settlement are received or filed, Plaintiffs and/or Defendants may serve and file a brief in response to those objections no later than five (5) business days before the Settlement Hearing.

12. If the Settlement, including any amendment made in accordance with the Stipulation, is not approved by the Court or shall not become effective for any reason whatsoever, the Settlement (including any modification thereof made with the consent of the parties as provided for in the Stipulation) and provisional Class certification herein, and any actions taken or to be taken in connection therewith (including this Order and any judgment entered herein), shall be terminated and shall become void and of no further force and effect, except for the obligation of Pepco to pay any expenses incurred in connection with the Notice and administration of the Settlement provided for by this Order. In that event, neither the Stipulation, nor any provision contained in the Stipulation, nor any action undertaken pursuant thereto, nor the negotiation thereof by any party shall be deemed an admission or received as evidence in this or any other action or proceeding. For purposes of this provision, a disallowance or modification by the Court of the attorneys’ fees and/or expenses sought by Plaintiffs’ counsel shall have no effect on, and shall not be deemed an amendment, modification, or disapproval of, the Settlement or the Order and Final Judgment.

13. The Stipulation and any negotiations, statements, or proceedings in connection therewith shall not be construed or deemed evidence of a presumption, concession, or admission by any Released Person or any other person of any fault, liability, or wrongdoing as to any facts or claims alleged or asserted in the Action or otherwise, or that Plaintiffs or Plaintiffs’ counsel, the Class or any present or former stockholders of the Pepco, or any other person has suffered any damage attributable in any manner to any Released Person. The Stipulation and any negotiations, statements, or proceedings in connection therewith shall not be offered or admitted in evidence or referred to, interpreted, construed, invoked, or otherwise used by any person for any purpose in the Action or otherwise, except as may be necessary to enforce or obtain Court approval of the Settlement or except as expressly provided in the Stipulation.

14. The Court may, for good cause, extend any of the deadlines set forth in this Order without further notice to Class members.

Vice Chancellor Sam Glasscock III

EXHIBIT C

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPCO HOLDINGS, INC. STOCKHOLDER LITIGATION	) ) )	CONSOLIDATED C.A. No. 9600-VCG

NOTICE OF PENDENCY OF CLASS ACTION,

PROPOSED SETTLEMENT OF CLASS ACTION,

SETTLEMENT HEARING, AND RIGHT TO APPEAR

TO:	ALL PERSONS OR ENTITIES WHO HELD SHARES OF COMMON STOCK OF PEPCO HOLDINGS, INC., EITHER OF RECORD OR BENEFICIALLY, AT ANY TIME BETWEEN AND INCLUDING APRIL 29, 2014, AND MARCH 23, 2016, INCLUDING ANY AND ALL OF THEIR RESPECTIVE SUCCESSORS IN INTEREST, PREDECESSORS, REPRESENTATIVES, TRUSTEES, EXECUTORS, ADMINISTRATORS, HEIRS, ASSIGNS OR TRANSFEREES, IMMEDIATE AND REMOTE, AND ANY PERSON OR ENTITY ACTING FOR OR ON BEHALF OF, OR CLAIMING UNDER, ANY OF THEM, AND EACH OF THEM (EXCLUDING DEFENDANTS, MEMBERS OF THE IMMEDIATE FAMILY OF ANY DEFENDANT, ANY ENTITY IN WHICH A DEFENDANT HAS OR HAD A CONTROLLING INTEREST, AND THE LEGAL REPRESENTATIVES, HEIRS, SUCCESSORS OR ASSIGNS OF ANY SUCH EXCLUDED PERSON).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. YOUR RIGHTS WILL BE AFFECTED BY THE LEGAL PROCEEDINGS IN THIS LITIGATION. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF THE LITIGATION REFERRED TO IN THE CAPTION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. IF THE COURT APPROVES THE PROPOSED SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE FAIRNESS, REASONABLENESS, AND ADEQUACY OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS (DEFINED HEREIN).

IF YOU HELD OR TENDERED THE COMMON STOCK OF PEPCO HOLDINGS, INC. FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

I. PURPOSE OF NOTICE

Pursuant to an Order of the Court of Chancery of the State of Delaware (the “Delaware Court”) dated              , 2016, and further pursuant to Chancery Court Rule 23, this Notice is to inform you of (i) the Delaware Court’s determination to provisionally certify, for purposes of the settlement only, the above-captioned action (“Action”) as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of the Class (defined below), (ii) the proposed settlement of the Action (the “Settlement”) as provided for in a Stipulation of Settlement (the “Stipulation”) dated June 1, 2016, and (iii) your right to participate in a hearing to be held on September 8, 2016, at 2:00 p.m., before the Delaware Court in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947 (the “Settlement Hearing”) to determine whether the Delaware Court should (a) finally certify the Action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2); (b) certify the named plaintiffs in the above-captioned action (“Plaintiffs”) as Class representatives and the law firms of Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP as Class counsel; (c) approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class; and (d) consider a request for an award of attorneys’ fees and expenses to counsel for Plaintiffs.

This Notice describes the rights you may have in the Action and pursuant to the Stipulation and what steps you may take, but are not required to take, in relation to the Settlement.

If the Delaware Court approves the Settlement, the parties will ask the Delaware Court at the Settlement Hearing to enter an Order and Final Judgment dismissing the Action with prejudice in accordance with the terms of the Stipulation. The Delaware Court has the right to adjourn the Settlement Hearing without further notice. The Delaware Court also has the right to approve the Settlement with or without modifications, and to enter its final judgment dismissing the Action on the merits and with prejudice and to order the payment of attorneys’ fees and expenses without further notice.

THE FOLLOWING RECITATION DOES NOT CONSTITUTE FINDINGS OF THE DELAWARE COURT. IT IS BASED ON STATEMENTS OF THE PARTIES AND SHOULD NOT BE UNDERSTOOD AS AN EXPRESSION OF ANY OPINION OF THE DELAWARE COURT AS TO THE MERITS OF ANY OF THE CLAIMS OR DEFENSES RAISED BY ANY OF THE PARTIES. THIS NOTICE IS SENT FOR THE SOLE PURPOSE OF INFORMING YOU OF THE EXISTENCE OF THIS ACTION AND OF A HEARING ON A PROPOSED SETTLEMENT SO THAT YOU MAY MAKE APPROPRIATE DECISIONS AS TO STEPS YOU MAY WISH TO TAKE IN RELATION TO THIS LITIGATION.

II. BACKGROUND OF THE ACTION

On April 30, 2014, Pepco Holdings, Inc. (“Pepco”) and Exelon Corporation (“Exelon”) announced that Pepco, Exelon, and Purple Acquisition Corp. (“Purple”) had entered into an Agreement and Plan of Merger, dated as of April 29, 2014 (the “Merger Agreement”), pursuant to which Pepco stockholders will receive $27.25 in cash, without interest, for each outstanding share of Pepco’s common stock (the “Merger”).

In the weeks following the announcement of the Merger thirteen separate putative class actions concerning the Merger were filed with the Delaware Court, of which one suit was voluntarily dismissed.

On June 11, 2014, the Delaware Court consolidated the twelve remaining putative class actions, giving rise to the Action.

On June 11, 2014, the Delaware Court appointed Rigrodsky & Long, P.A. as Liaison Counsel for plaintiffs in the Action, and appointed Pomerantz LLP, Wolf Haldenstein Adler Freeman & Herz LLP, and Levi & Korsinsky LLP as Co-Lead Counsel for plaintiffs in the Action.

On July 21, 2014, Pepco filed with the United States Securities and Exchange Commission (the “SEC”) a preliminary proxy statement on Schedule 14A concerning the Merger (the “Preliminary Proxy Statement”).

On August 1, 2014, Plaintiffs filed a Verified Consolidated Amended Class Action Complaint (the “State Complaint”) alleging, among other things, that the consideration to be paid to Pepco stockholders in the Merger is inadequate, that the Preliminary Proxy contained misleading statements and omitted material information, and that the defendants breached and/or aided and abetted breaches of fiduciary duties in connection with the Merger, and seeking, among other things, to enjoin the consummation of the Merger. Specifically, Plaintiffs alleged, among other things, that:

•	the Individual Defendants breached their fiduciary duties by failing to (1) undertake an adequate evaluation of Pepco’s worth as a potential merger/acquisition candidate; (2) take adequate steps to enhance Pepco’s value and/or attractiveness as a merger/acquisition candidate; (3) effectively expose Pepco to the marketplace in an effort to create an active and open auction for Pepco; (4) act independently so that the interests of public stockholders would be protected; and (5) maximize stockholder value;

•	the Individual Defendants failed to disclose material facts concerning the Merger, including (1) explain the assumed decreased lag for rate case decisions; (2) explain and quantify the New Jersey tax adjustment; (3) include UFCF, shares outstanding, equity issuances (including assumed terms), net operating loss balances and utilization and projected synergies; (4) disclose the length of assumed period between signing and closing; (5) disclose the Two-Year Rate Case Deferral case; (6) explain the need for different assumptions regarding reliability capital expenditures in these four locations, especially when coupled with a reduction in equity issuance; and (7) explain how a change in regulatory assumptions impacts New Jersey taxes; and

•	the remaining Defendants aided and abetted the Individual Defendants in breaching their fiduciary duties.

On August 12, 2014, a substantially similar putative class action was filed in the United States District Court for the District of Delaware by an alleged Pepco stockholder alleging federal securities laws violations against Defendants relating to the Merger, captioned Reichbart v. Frisby et al., No. 1:14-cv-01039-GMS (D. Del.) (the “Federal Action” and, together with the Action, the “Actions”).

On August 12, 2014, Pepco filed with the SEC a definitive proxy statement on Schedule 14A concerning the Merger (the “Definitive Proxy Statement”).

On August 15, 2014, Defendants (as defined below) in the Action filed motions to dismiss the State Complaint.

On August 18, 2014, the plaintiffs in the Action filed a motion for expedited proceedings and a motion for preliminary injunction.

On August 27, 2014, all parties to the Action filed a stipulation and proposed order governing case schedule, which the State Court entered with modifications on September 3, 2014.

Plaintiffs sought and received expedited discovery including a production of documents on August 29, 2014, a contested deposition of Pepco’s lead investment banker for the transaction on September 4, 2014, and a contested deposition of Frank O. Heintz, a member of Pepco’s board of directors, on September 5, 2014 (the “Requested Expedited Discovery”).

On September 10, 2014, Plaintiffs filed their Brief in Support of Preliminary Injunction, based upon their analysis of the facts revealed in the public documents and Requested Expedited Discovery, and upon their consultations with financial experts.

Counsel for the parties to the Action engaged in arm’s-length discussions and negotiations concerning a possible settlement of the Action based on Plaintiffs’ demand for further disclosures to Pepco stockholders in connection with the shareholder vote on the Merger.

On September 12, 2014, after arm’s-length negotiations, the parties to the Action reached an agreement-in-principle concerning a proposed settlement of the Action, and, through their respective counsel, executed a Memorandum of Understanding (the “MOU”) memorializing the in-principle settlement on terms and conditions substantially similar to those set forth below. Attached as Exhibit A to the MOU were certain additional disclosures to be made by Pepco in a Form 8-K to be filed with the SEC (the “Supplemental Disclosures”).

Prior to the execution of the MOU, counsel for the parties to the Action did not discuss the appropriateness or amount of any application by Plaintiffs’ counsel for an award of attorneys’ fees and expenses, and no discussions concerning the amount of any attorneys’ fees or expenses were conducted in connection with the Action until all of the other terms of this Stipulation had been agreed upon.

On September 12, 2014, Pepco filed with the SEC a Form 8-K containing the Supplemental Disclosures. These Supplemental Disclosures can be found on the SEC’s EDGAR site at http://www.sec.gov/Archives/edgar/data/1135971/000119312514340444/d787850d8k.htm. They include additional information concerning:

•	certain information regarding Pepco’s engagement of its financial advisors;

•	certain information regarding the waiver of the “don’t ask, don’t waive” standstill provisions with regard to certain bidders;

•	certain information relating to the basis for the fairness opinion of Pepco’s financial advisors; and

•	certain information relating to Pepco’s forecasted financial information.

On September 15, 2014, Plaintiffs’ counsel submitted a letter to the Delaware Court with the MOU, which informed the Delaware Court that the parties had reached an agreement-in-principle to settle the Action.

On September 23, 2014, Pepco stockholders approved the Merger and adopted the Merger Agreement.

On October 17, 2014, the parties to the Federal Action stipulated to the dismissal of that action, without prejudice, pending resolution of the Action.

Plaintiffs sought and received additional confirmatory discovery pursuant to the MOU, including a production of documents on November 10, 2014 and a deposition of Joseph M. Rigby, Pepco’s Chairman of the Board, President, and Chief Executive Officer, on January 7, 2015 (the “Confirmatory Discovery”).

On March 23, 2016, the Merger was consummated.

III. REASONS FOR THE SETTLEMENT

Plaintiffs, through counsel, completed an investigation of the claims and allegations asserted in the Action, as well as the underlying events that are relevant to the Merger. In connection with their investigation, counsel for Plaintiffs reviewed the confidential documents produced by Defendants, as well as publicly available documents, including documents filed by Pepco with the SEC in connection with the Merger, and have also conducted additional factual and legal research concerning the validity of their claims, including the three depositions described above. While Plaintiffs believe that the claims they asserted have merit, they also believe that the Settlement provides substantial benefits for the Class (defined below). Plaintiffs and their counsel believe that any claims relating to disclosure issues would be and have been best remedied by the Supplemental Disclosures that were contained in the Form 8-K that Pepco filed with the SEC on September 12, 2014. In addition to the benefits provided by the Settlement to the Class, Plaintiffs and their counsel have considered: (i) the attendant risks of continued litigation and the uncertainty of the outcome of the Action; (ii) the probability of success on the merits and the allegations contained in the Action; (iii) the desirability of permitting the Settlement to be consummated according to its terms; and (iv) whether the terms and conditions of the Settlement are fair, reasonable, and adequate, and in the best interests of Plaintiffs and members of the Class to settle the Action, as set forth below.

After considering the foregoing, Plaintiffs and their counsel have determined that a settlement of the Action on the terms reflected in the Stipulation is fair, reasonable, adequate, and in the best interests of Pepco’s stockholders and the members of the Class.

Defendants Joseph M. Rigby, Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider, Lester P. Silverman, Pepco, Exelon, and Purple (collectively, “Defendants”) each has denied, and continues to deny any wrongdoing or liability with respect to all claims, events, and transactions complained of in the Action. Notwithstanding their denial of liability, in order to: (i) avoid the burden, expense, and uncertainties inherent in further litigation; (ii) dispose of potentially burdensome and protracted litigation; and (iii) finally put to rest and terminate the claims asserted in the Action, Defendants consider it desirable that the Action be settled and dismissed on the merits, with prejudice, and without costs to any party (except as set forth below).

IV. THE SETTLEMENT

In consideration for the Settlement and dismissal with prejudice of the Action, and the releases provided herein, Pepco included the Supplemental Disclosures in a Form 8-K, filed with the SEC on September 12, 2014. The Form 8-K, filed with the SEC on September 12, 2014, is attached to this Notice. Plaintiffs’ counsel reviewed and approved the Supplemental Disclosures before they were filed with the SEC.

Without admitting any wrongdoing, Defendants acknowledge that the filing and prosecution of this Action and discussions with Plaintiffs’ counsel caused their decision to make the Supplemental Disclosures, which contains information sought in the Complaint. Defendants have denied and continue to deny committing, threatening, attempting to commit, or aiding and abetting, any violation of law or breach of any duty to Plaintiffs, the Class, or anyone in connection with the Settled Claims (defined below) and the subject matter thereof, including the Merger and the disclosures to Pepco stockholders in connection therewith. Defendants are entering into the Settlement solely because the Settlement would eliminate the burden, expense, and uncertainties inherent in further litigation

V. CLASS ACTION CERTIFICATION

The Delaware Court has provisionally ordered that, for settlement purposes only, the Action shall be maintained as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of all persons or entities who owned shares of Pepco common stock, either of record or beneficially, at any time between and including April 29, 2014, and March 23, 2016, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person.

VI. SETTLEMENT HEARING

The Delaware Court has scheduled a Settlement Hearing, which will be held on September 8, 2016, at 2:00 p.m., before the Delaware Court in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947, to:

a. determine whether the provisional class action certification herein should be made final;

b. determine whether the Settlement should be approved by the Delaware Court as fair, reasonable, adequate, and in the best interests of the Class;

c. determine whether an Order and Final Judgment should be entered pursuant to the Stipulation;

d. consider Plaintiffs’ counsels’ application for an award of attorneys’ fees and expenses; and

e. rule on such other matters as the Delaware Court may deem appropriate.

The Delaware Court has reserved the right to adjourn the Settlement Hearing or any adjournment thereof, including consideration of the application for attorneys’ fees, without further notice of any kind other than oral announcement at the Settlement Hearing or any adjournment thereof.

The Delaware Court has also reserved the right to approve the Settlement at or after the Settlement Hearing with such modification(s) to the Stipulation as may be consented to by the parties thereto and without further notice to the Class.

VII. RIGHT TO APPEAR AND OBJECT

Any member of the Class who objects to the Settlement, the Order and Final Judgment to be entered in the Action, and/or Plaintiffs’ counsels’ application for attorneys’ fees, or who otherwise wishes to be heard, may appear in person or by counsel at the Settlement Hearing and present evidence or argument that may be proper and relevant; provided, however, that, except by order of the Delaware Court for good cause shown, no person shall be heard and no papers, briefs, pleadings, or other documents submitted by any person shall be considered by the Delaware Court unless not later than ten (10) business days prior to the Settlement Hearing such person files with the Delaware Court and serves upon counsel listed below: (a) a written notice of intention to appear; (b) proof of membership in the Class; (c) a statement of such person’s objections to any matters before the Delaware Court; and (d) the grounds for such objections and the reasons that such person desires to appear and be heard, as well as all documents or writings such person desires the Delaware Court to consider. Such filings shall be served electronically by File & ServeXpress, by hand, or by overnight mail upon the following counsel:

Brian D. Long, Equire

RIGRODSKY & LONG, P.A.

2 Righter Parkway, Suite 120

Wilmington, Delaware 19803

Gregory V. Varallo, Esquire

RICHARDS, LAYTON & FINGER, P.A.

One Rodney Square

920 North King Street

Wilmington, Delaware 19801

William M. Lafferty, Esquire

MORRIS, NICHOLS, ARSHT & TUNNELL LLP

1201 North Market Street

Wilmington, Delaware 19801

Unless the Delaware Court otherwise directs, no person shall be entitled to object to the approval of the Settlement, any judgment entered thereon, the adequacy of the representation of the Class by Plaintiffs and their counsel, any award of attorneys’ fees, or otherwise be heard, except by serving and filing a written objection and supporting papers and documents as prescribed above. Any person who fails to object in the manner described above shall be deemed to have waived the right to object (including any right of appeal) and shall be forever barred from raising such objection in this or any other action or proceeding.

VIII. INTERIM INJUNCTION

Pending final determination of whether the Settlement should be approved, Plaintiffs, and all members of the Class, are barred and enjoined from commencing, prosecuting, instigating, or in any way participating in the commencement or prosecution of any action asserting any Settled Claims (defined below), either directly, representatively, derivatively, or in any other capacity, against Defendants or any of the Released Persons (defined below).

IX. ORDER AND FINAL JUDGMENT OF THE COURT

If the Delaware Court determines that the Settlement, as provided for in the Stipulation, is fair, reasonable, adequate, and in the best interests of the Class, the Parties shall jointly request that the Delaware Court enter an Order and Final Judgment. The Order and Final Judgment shall, among other things:

a. Certify the Action as a mandatory, non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2);

b. Determine that the requirements of the Chancery Court Rules and due process have been satisfied in connection with the Notice;

c. Certify Plaintiffs as the class representatives and certify Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP as class counsel;

d. Approve the Settlement as fair, reasonable, adequate, and in the best interests of the Class;

e. Dismiss the Action with prejudice on the merits, as against any and all Defendants, without costs except as herein provided, and release Defendants and all other Released Persons (defined below) from the Settled Claims (defined below); and

f. Determine any award of attorneys’ fees and expenses incurred by Plaintiffs’ counsel.

X. RELEASES

Under the terms of the Settlement, the Plaintiffs and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of the Order and Final Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims of every nature and description whatsoever, that have been or could have been asserted in the Actions, or in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, or common law, including the federal securities laws and any state disclosure law), by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, in the capacity as a stockholder of the Company, against any Defendants or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers (including, but not limited to, Lazard Freres & Co. and Morgan Stanley & Co.), commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Released Persons”) that the Releasing Persons ever had, now have, or may have had related to (a) any disclosures (or lack thereof) to PEPCO’s stockholders concerning the Merger and (b) any fiduciary duty claims concerning the decision to enter into the Merger (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include: (a) any claim to enforce the Settlement, or (b) any appraisal claims of any Class Member under Section 262 of the General Corporation Law of the State of Delaware.

Under the terms of the Settlement, Defendants and the Released Persons shall be deemed to have, and by operation of the judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the members of the Class, and Plaintiffs’ counsel from all claims, sanctions, actions, liabilities or damages (including unknown claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Settled Claims; provided, however, that Defendants and the Released Persons shall retain the right to enforce in the Delaware Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

XI. CONDITIONS OF SETTLEMENT

The Settlement shall be null and void and of no force and effect, unless otherwise agreed to by the parties to the Stipulation, absent fulfillment of each of the following:

a. Final Approval of the Settlement (as defined below) without the award of any further relief except for an award of fees and expenses as described herein; provided, however, that the failure of the Delaware Court to approve any requested award of attorneys’ fees and/or expenses in whole or in part shall have no effect on the Settlement; and

b. The entry of a final judgment in the Action approving the Settlement and providing for the dismissal with prejudice of this Action and approving the grant of a release by the Class to the Released Persons of the Settled Claims.

XII. APPLICATION FOR ATTORNEYS’ FEES AND EXPENSES

Defendants acknowledge that, as a result of the Supplemental Disclosures and by virtue of the conditions contained in the Settlement, in which Plaintiffs’ counsel played a material and substantial role, Pepco’s public stockholders received certain benefits. Following the execution of the MOU, and after negotiating, agreeing on, and memorializing the other elements of the Settlement, the parties to the Stipulation negotiated an attorneys’ fee award payable by Pepco (or its successor or insurers) for the benefits conferred on its stockholders. In the event an award of fees and expenses is approved by the Delaware Court, such fees and expenses shall be paid by Pepco, its successors or its insurers.

Plaintiffs’ counsel shall apply to the Delaware Court for an award of attorneys’ fees and expenses in an amount not to exceed $405,000.00, to be paid, or caused to be paid, by Pepco (or its successor or insurers) (the “Fee Award”). Defendants agree not to oppose Plaintiffs’ request for an award of attorneys’ fees and expenses up to $405,000.00, in full settlement of Plaintiffs’ claim for attorneys’ fees and expenses. Should the Delaware Court award an amount greater than $405,000.00, Plaintiffs’ counsel shall not be paid any amount in excess of $405,000.00. Should the Delaware Court award an amount less than $405,000.00, Plaintiffs’ counsel shall be paid no more than the amount awarded by the Delaware Court.

Plaintiffs’ counsel warrants that no portion of such fees and expenses shall be paid to Plaintiffs or any other member of the Class, except as approved by the Delaware Court. Plaintiffs will not seek attorneys’ fees or expenses other than as provided for in this Notice. The parties agree that the Delaware Court-approved payment of attorneys’ fees and expenses will be made within ten (10) business days of the later of (a) entry of an order awarding such fees and expenses; and

(b) the entry of the order dismissing with prejudice the Action. Any such payment shall be made subject to the joint and several obligations of Plaintiffs’ counsel to make refunds or repayment to Pepco (or any successor entity) if any specified condition to the Settlement is not satisfied or, as a result of any appeal and/or further proceedings on remand, or successful collateral attack, the Delaware Court’s approval of the Settlement is reversed or the releases granted to the Released Persons are materially modified, any dismissal order is reversed, the fee or expenses award is reduced or reversed, or the Final Approval (as defined below) for any reason does not occur. Each of Plaintiffs’ counsel’s law firms, as a condition of receiving such fees and expenses, on behalf of itself and each partner, shareholder and/or member of it, agrees that the law firm and its partners, shareholders, and/or members are subject to the jurisdiction of the Delaware Court for the purpose of enforcing the provisions of this paragraph. Fees awarded by the Delaware Court shall be paid via wire transfer to Rigrodsky and Long, P.A., as receiving agent for Plaintiffs’ counsel, and payment in accordance with the wire instructions provided by Plaintiffs’ counsel shall fully and completely discharge the obligations of Defendants to pay any fees and expenses awarded by the Delaware Court.

Except for the attorneys’ fees and expenses referred to above and the costs of providing and administering this notice, Defendants shall not be required to bear any other expenses, costs, damages, or fees alleged or incurred by Plaintiffs, by any member of the Class, or by any of their attorneys, experts, advisors, agents, or representatives. Defendants shall have no responsibility for, and no liability with respect to, the allocation of fees or expenses among counsel for Plaintiffs and/or any other person who may assert a claim to the Fee Award.

XIII. FINAL APPROVAL OF THE SETTLEMENT

The approval of the Settlement by the Delaware Court shall be considered final (“Final Approval”) upon the later of (i) the expiration of the time for the filing or noticing of an appeal, writ petition, or motion for reargument or rehearing from the Delaware Court’s Order and Final Judgment approving the material terms of the Settlement without such appeal or motion having been made; (ii) the date of final affirmance of the Delaware Court’s Order and Final Judgment on any appeal or reargument or rehearing; or (iii) the final dismissal of any appeal or writ proceeding.

XIV. NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of Pepco common stock during the period beginning on April 29, 2014 through March 23, 2016, as record holders for the benefit of others are directed to either (a) promptly request from Broadridge Corporate Issuer Solutions sufficient copies of this Notice to forward to all beneficial owners of the stock and after receipt of the requested copies promptly forward such Notices to all such beneficial owners; or (b) promptly provide a list of the names and addresses of all beneficial owners of the stock to Broadridge Corporate Issuer Solutions, c/o Broadridge Investor Communications Solutions, Inc., 51 Mercedes Way, Edgewood, NY 11717, Attn: Reorg Dept., Email: ReorgOpsCAMailingService@Broadridge.com.

XV. SCOPE OF THIS NOTICE

This Notice is not all-inclusive. The references in this Notice to the pleadings in the Action, the Stipulation, and other papers and proceedings are only summaries and do not purport to be comprehensive. For the full details of the Action, the claims and defenses that have been asserted by the parties, and the terms and conditions of the Settlement, including a complete copy of the Stipulation, members of the Class are referred to the documents filed with the Delaware Court. You or your attorney may examine the Delaware Court files during regular business hours of each business day at the office of the Register in Chancery, in the Court of Chancery Courthouse, 34 The Circle, Georgetown, Delaware 19947. Questions or comments may be directed to Plaintiff’s counsel, Donald J. Enright, Esquire, Levi & Korsinsky LLP, 1101 30th Street, N.W., Suite 115, Washington, DC 20007, (202) 5244290, Gregory M. Nespole, Esquire, Wolf

Haldenstein Adler Freeman & Herz LLP, 270 Madison Avenue, New York, New York 10016, (212) 545-4600, or Gustavo F. Bruckner, Pomerantz LLP, 600 Third Avenue, New York, New York 10016, (212) 661-1100.

PLEASE DO NOT WRITE OR CALL THE COURT.

Dated:

BY ORDER OF THE COURT

Register in Chancery

EXHIBIT D

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

IN RE PEPCO HOLDINGS, INC. STOCKHOLDER LITIGATION	) ) )	CONSOLIDATED C.A. No. 9600-VCG

[PROPOSED] ORDER AND FINAL JUDGMENT

A hearing having been held before this Court on September 8, 2016, pursuant to this Court’s Order dated May     , 2016 (the “Scheduling Order”), upon a Stipulation of Settlement dated May 1, 2016 (the “Stipulation”) filed in the above-captioned action (the “Action”), which (along with the Scheduling Order) is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed settlement (the “Settlement”) set forth in the Stipulation; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class (as defined below) was adequate and sufficient; and the entire matter of the proposed Settlement having been heard and considered by the Court,

IT IS HEREBY ORDERED, ADJUDGED, and DECREED this      day of         , 2016, that:

1. Unless otherwise defined herein, all capitalized terms have the meanings as set forth in the Stipulation.

2. The Notice of Pendency of Class Action, Proposed Settlement of Class Action, Settlement Hearing, and Right to Appear (the “Notice”) has been given to the Class (as defined below) pursuant to and in the manner directed by the Scheduling Order, proof of the mailing of the Notice has been filed with the Court and full opportunity to be heard has been offered to all parties to the Action, the Class, and persons in interest. The form and manner of the Notice is hereby determined to have been the best notice practicable under the circumstances and to have been given in full compliance with each of the requirements of Chancery Court Rule 23, due process, and applicable law, and it is further determined that all members of the Class are bound by this Order and Final Judgment.

3. Based on the record of the Action, the Court expressly and conclusively finds, pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2), as follows:

a. That (i) the Class, as defined below, is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of Plaintiffs are typical of the claims of the Class, and (iv) Plaintiffs and their counsel have fairly and adequately protected the interests of the Class; and

b. that the requirements of Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) have been satisfied.

4. The Action is finally certified as a non-opt-out class action pursuant to Chancery Court Rules 23(a) and 23(b)(1) and (b)(2) on behalf of a class consisting of all persons or entities who owned shares of Pepco common stock, either of record or beneficially, at any time between and including April 29, 2014, and March 23, 2016, including any and all of their respective successors in interest, predecessors, representatives, trustees, executors, administrators, heirs, assigns or transferees, immediate and remote, and any person or entity acting for or on behalf of, or claiming under, any of them, and each of them (the “Class”). Excluded from the Class are Defendants, members of the immediate family of any Defendant, any entity in which a Defendant has or had a controlling interest, and the legal representatives, heirs, successors or assigns of any such excluded person. Plaintiffs are finally certified as representative of the Class. The law firms of Rigrodsky & Long, P.A.; Pomerantz LLP; Wolf Haldenstein Adler Freeman & Herz LLP; and Levi & Korsinsky LLP are finally certified as Class counsel.

5. The Stipulation and the terms of the Settlement as described in the Stipulation and the Notice are found to be fair, reasonable, adequate, and in the best interests of the Class, and are hereby approved pursuant to Chancery Court Rule 23(e). The parties to the Stipulation are hereby authorized and directed to comply with and to consummate the Settlement in accordance with the terms and provisions set forth in the Stipulation, and the Register in Chancery is directed to enter and docket this Order and Final Judgment.

6. This Order and Final Judgment shall not constitute any evidence or admission by any party herein that any acts of wrongdoing have been committed by any of the parties to the Action and should not be deemed to create any inference that there is any liability therefor.

7. The Action is hereby dismissed with prejudice on the merits and, except as provided herein, without costs.

8. Plaintiffs and each and every member of the Class (collectively, the “Releasing Persons”) shall be deemed to have, and by operation of this Order and Final Judgment approving the Settlement shall have, completely, fully, finally, and forever, compromised, settled, released, discharged, extinguished, relinquished, and dismissed with prejudice any and all claims of every nature and description whatsoever, that have been or could have been asserted in the Actions, or in any court, tribunal, or proceeding (including but not limited to any claims arising under federal, state, or common law, including the federal securities laws and any state disclosure law), by or on behalf of any Releasing Person, whether individual, direct, class, derivative, representative, legal, equitable, or any other type, in the capacity as a stockholder of the Company, against Defendants Joseph M. Rigby,

Paul M. Barbas, Jack B. Dunn, IV, H. Russell Frisby Jr., Terence C. Golden, Patrick T. Harker, Frank O. Heintz, Barbara J. Krumsiek, George F. MacCormack, Lawrence C. Nussdorf, Patricia A. Oelrich, Frank K. Ross, Pauline A. Schneider, Lester P. Silverman, Pepco, Exelon, and Purple (collectively, “Defendants”) or any of their families, parent entities, controlling persons, associates, affiliates, or subsidiaries, and each and all of their respective past or present officers, directors, stockholders, principals, representatives, employers, employees, attorneys, financial or investment advisors, insurers, consultants, accountants, investment bankers (including, but not limited to, Lazard Freres & Co. and Morgan Stanley & Co.), commercial bankers, entities providing fairness opinions, underwriters, brokers, dealers, advisors or agents, heirs, executors, trustees, general or limited partners or partnerships, limited liability companies, members, joint ventures, personal or legal representatives, estates, administrators, predecessors, successors, or assigns (collectively, the “Released Persons”) that the Releasing Persons ever had, now have, or may have had related to (a) any disclosures (or lack thereof) to PEPCO’s stockholders concerning the Merger and (b) any fiduciary duty claims concerning the decision to enter into the Merger. (collectively, the “Settled Claims”); provided, however, that the Settled Claims shall not include: (a) any claim to enforce the Settlement, or (b) any appraisal claims of any Class Member under Section 262 of the General Corporation Law of the State of Delaware.

9. Defendants and the Released Persons shall be deemed to have, and by operation of the judgment shall have, fully, finally, and forever released, relinquished, and discharged Plaintiffs, each and all of the members of the Class, and Plaintiffs’ counsel from all claims, sanctions, actions, liabilities or damages (including unknown claims) arising out of, relating to, or in connection with the institution, prosecution, assertion, settlement, or resolution of the Action or the Settled Claims; provided, however, that Defendants and the Released Persons shall retain the right to enforce in this Court the Settlement and the terms of the Stipulation and to oppose, defend, or otherwise respond to any appraisal proceeding brought by any Class member.

10. Plaintiffs’ counsel is hereby awarded attorneys’ fees and expenses in the amount of             , which amount the Court finds to be fair and reasonable and which shall be paid to Plaintiffs’ counsel in accordance with the terms of the Stipulation.

11. The effectiveness of the provisions of this Order and Final Judgment and the obligations of Plaintiffs and Defendants under the Settlement shall not be conditioned upon or subject to the resolution of any appeal from this Order and Final Judgment that relates solely to the issue of Plaintiffs’ counsel’s application for an award of attorneys’ fees and expenses.

12. Without affecting the finality of this Order and Final Judgment, jurisdiction is hereby retained by this Court for the purpose of protecting and implementing the Stipulation and the terms of this Order and Final Judgment, including the resolution of any disputes that may arise with respect to the effectuation of any of the provisions of the Stipulation, and for the entry of such further orders as may be necessary or appropriate in administering and implementing the terms and provisions of the Settlement and this Order and Final Judgment.

Vice Chancellor Sam Glasscock III